Exhibit 10.2
SI-BONE, Inc.
Restricted Stock Unit Grant Notice
(2018 Equity Incentive Plan)
SI-BONE, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”), and in the Plan and the Restricted Stock Unit Award Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement. In the event of any conflict between the terms in this Restricted Stock Unit Grant Notice or the Restricted Stock Unit Award Agreement and the Plan, the terms of the Plan will control.
Participant:
Date of Grant:
Performance Period:
Target Number of Restricted Stock Units:
Maximum Number of Restricted Stock Units:

Vesting Schedule:     The number of Restricted Stock Units subject to the Award that may vest will be determined in accordance with the Restricted Stock Unit Award Vesting Criteria set forth in Attachment I to this Restricted Stock Unit Grant Notice (the “Vesting Criteria”). The Target Number of Restricted Stock Units represent the number of Restricted Stock Units that would vest if the Participant satisfies the service vesting conditions set forth in the Vesting Criteria and the Company achieves 100% of the Company’s target performance goal specified in the Vesting Criteria. In no event will more than the Maximum Number of Restricted Stock Units vest.

Issuance Schedule:    Subject to any Capitalization Adjustment, one share of Common Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Restricted Stock Unit Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law; and (iii) any written employment agreement or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.
By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive such
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documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
SI-BONE, Inc.    Participant
By:
    Signature    Signature
Title:         Date:
Date:
Attachments:     Restricted Stock Unit Award Vesting Criteria, Restricted Stock Unit Award Agreement and 2018 Equity Incentive Plan

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Attachment I
Restricted Stock Unit Award Vesting Criteria

The number of Restricted Stock Units that may vest will be determined in accordance with the following criteria. Capitalized terms not explicitly defined in this Attachment I shall have the same meanings given to them in the Plan, the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) or the Restricted Stock Unit Award Agreement, as applicable.

1.Performance Period; Measurement Periods.
The performance period for the Restricted Stock Units shall be the period of time beginning January 1, 2022 and ending on December 31, 2024 (the “Performance Period”). During the Performance Period there will be three separate measurement periods of the Company’s TSR as measured versus the TSR of the Median Peer Company (each, a “Measurement Period”). The Start Dates and End Dates for the First, Second and Third Measurement Periods are:

	First Measurement Period	Second Measurement Period	Third Measurement Period
Start Date	January 1, 2022	January 1, 2022	January 1, 2022
End Date	December 31, 2022	December 31, 2023	December 31, 2024

2.Target Number of Restricted Stock Units.
The Target Number of Restricted Stock Units for each of the First and Second Measurement Periods is equal to one-third of the Target Number of Restricted Units specified in the Grant Notice (with the portions allocated to the First Measurement Period and Second Measurement Period rounded down to the nearest whole share). The Target Number of Restricted Stock Units for the Third Measurement Period is equal to the total Target Number of Restricted Stock Units in the Grant Notice.

	First Measurement Period	Second Measurement Period	Third Measurement Period
Target Number of Restricted Stock Units

3.Relative TSR Requirement.
(a)The number of Restricted Stock Units subject to the Award that may vest, subject to satisfaction of the Service Vesting Requirement described in Section 4 below, will be determined by reference to the Company’s TSR as measured versus the TSR of the Median Peer Company for each Measurement Period in accordance with the following TSR Performance Formula:
Target#NumberofRestrictedStockUnits * (100% + ((SIBNTSR-MedianPeerCompanyTSR) * 2)) = Shares Calculated

If the Company’s TSR is –50 points as compared to the Median Peer Company during any Measurement Period, no Restricted Stock Units are eligible to vest. If any company in the Relative TSR Peer Group is acquired before the end of the applicable Measurement Period, such company shall be excluded from the TSR Peer Group for purposes of determination of the TSR of the Median Peer Company for all Measurement Periods ending after the closing of the acquisition of such company.
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(b)As soon as practicable within the 45-day period following each Measurement Period’s End Date, the Compensation Committee of the Board (the “Committee”) shall determine the applicable number of Restricted Stock Units that may vest based on the TSR Performance Formula as applied to the applicable Measurement Period. The date of the Committee’s determination is the “Determination Date.” Shares earned pursuant to this Restricted Stock Unit with respect to each Measurement Period shall be released to the Participant on February 15 of the year that follows such Measurement Period, or on the next trading day thereafter if February 15 is not a trading day (such date, the “Settlement Date”), subject to the provisions of Section 6 of the Restricted Stock Unit Award Agreement.
(c)As determined by the Committee on the Determination Date following the First Measurement Period, the number of Restricted Stock Units that may vest shall be determined based on the TSR Performance Formula applied to the First Measurement Period, provided that the total number of Restricted Stock Units earned (the “Shares Released” with respect to the First Measurement Period) will not exceed 100% of the Target Number of Restricted Stock Units for the First Measurement Period.
(d)As determined by the Committee on the Determination Date following the Second Measurement Period, the number of Restricted Stock Units that may vest shall be the number of Shares Calculated according to the TSR Performance Formula applied to the Second Measurement Period, provided that the total number of Restricted Stock Units earned (the “Shares Released” with respect the Second Measurement Period) will not exceed 200% of the Target Number of Restricted Stock Units for the Second Measurement Period.
(e)As determined by the Committee on the Determination Date following the Third Measurement Period, the number of Restricted Stock Units that shall vest shall be determined based on the Shares Calculated according to TSR Performance Formula applied to the Third Measurement Period using the total Target Number of Restricted Stock Units specified in the Grant Notice (subject to the Maximum Number of Restricted Stock Units set forth in the Grant Notice), with such number of Shares Calculated (up to 200% of the total Target Number of Restricted Stock Units set forth in the Grant Notice) then reduced by the Shares Released pursuant to Section 3(c) and (d) (the “Shares Released” with respect to the Third Measurement Period).
(f)Notwithstanding anything to the contrary herein, in no event shall the total number of Shares Released exceed the Maximum Number of Restricted Stock Units specified in the Grant Notice.
(g)Any Restricted Stock Units that are not determined eligible to vest on the Determination Date following the Third Measurement Period shall immediately terminate and be forfeited.
(h)See Appendix B for Sample Performance Period Calculation.
4.Service Requirement.
Except as specifically provided in Section 5 below, the Participant must remain in Continuous Service as an Executive through the applicable Measurement Period’s End Date in order for the applicable portion of the Restricted Stock Units to vest.
5.Death, Disability, Change in Control.
(a)Death or Disability. In the event the Participant’s Continuous Service terminates during the Performance Period as a result of the Participant’s death or Disability, then the Restricted Stock Units with respect to incomplete First or Second Measurement Period(s) will vest the total Target Number of Restricted Stock Units for such Measurement Period(s) and with respect to an incomplete Third Measurement Period will vest 1/3 of the Total Target Number of Restricted Stock Unites as specified in the Grant Notice.
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(b)Impact of Change in Control. In the event of a Change in Control that occurs prior to the last day of the Performance Period, the number of Restricted Stock Units that are eligible to vest shall be determined by the Committee prior to the Change in Control based upon applying the TSR Performance Formula to the portion of the Performance Period that precedes the Change in Control, provided that the target number of shares in the TSR Performance Formula will be the Target Number of Restricted Stock Units specified in the Grant Notice, with the Shares Calculated according to the TSR Performance Formula less the aggregate number of Shares Released pursuant to Sections 3(c) and 3(d), as applicable, in connection with any previously completed Measurement Period(s) (such resulting number, the “CIC Units”), and provided further that the total number of Restricted Stock Units that may vest over the Performance Period will not exceed the Maximum Number of Restricted Stock Units. Any Restricted Stock Units that are not CIC Units shall immediately terminate and be forfeited upon the Change in Control.
(c)Award Assumed, Continued or Substituted. In the event of a Change in Control where the acquiring, surviving or continuing entity assumes, continues or substitutes the Award on substantially the same terms and conditions as in effect prior to the Change in Control, the portion of the Shares Calculated according to the TSR Performance Formula applied pursuant to Section 5(b) and prorated according to the portion of the Performance Period that preceded the Change in Control, less the aggregate number of Shares Released in connection with any previously completed Measurement Period(s) pursuant to Sections 3(c) and 3(d), as applicable, will vest immediately upon the Change in Control (the “Shares Released” at the closing) and the remainder of the CIC Units will vest and be released in equal quarterly increments throughout the remainder of the Performance Period, subject to the Participant remaining in Continuous Service through each applicable quarterly vesting date (the “Continued Service Requirement”). Notwithstanding the foregoing, if the Participant’s Continuous Service to the Company or its successor is terminated without Cause or if the Participant resigns for Good Reason, in either case, within three months prior to or within 12 months following the Change in Control and prior to the originally scheduled expiration date of the Performance Period, the Continued Service Requirement shall be waived and the CIC Units shall immediately vest on the date of such termination, subject to the requirements of the Company’s Severance Benefit Plan.
(d)Award Not Assumed, Continued or Substituted. In the event of a Change in Control where the acquiring, surviving or continuing entity does not assume, continue or substitute the Award on substantially the same terms and conditions as in effect prior to the Change in Control, all of the CIC Units shall vest and be released immediately prior to the Change in Control, subject to the Participant remaining in Continuous Service as an Executive through the effective date of the Change in Control.
(e)Sample Change in Control Calculation. See Appendix C for Sample Change in Control Calculation.
6.Definitions. For purposes of this Award, the following definitions will apply:
(a)“Beginning Period Average Price” means the average closing price per share of the company over the 60 consecutive trading days ending with and including December 31, 2021.
(b)“Ending Period Average Price” means (i) in the absence of a Change in Control, the average closing price per share of the company over the 60 consecutive trading days ending with and including the End Date of the applicable Measurement Period and (ii) in the event of a Change in Control, (A) for the TSR Peer Companies (other than the Company), the average closing price per share of the company over the 60 consecutive trading days immediately prior the effective date of the Change in Control or (B) for the Company, the sale price of the Shares in the Change in Control.
(c)“Executive” means an Employee who serves in a meaningful executive role, as determined by the Committee, and continues providing services to the Company at a level at least equal to 50% of the Participant’s level of service as of the Date of Grant.
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(d)“Good Reason” will have the meaning ascribed to such term in the Company’s Severance Benefit Plan.
(e)“Median Peer Company” means the TSR Peer Company with a TSR at the median of the range of TSRs for the TSR Peer Companies during a particular Measurement Period.
(f)“TSR” means total shareholder return as determined by dividing (i) the sum of (A) the Ending Period Average Price minus the Beginning Period Average Price plus (B) all dividends and other distributions paid on the company’s shares during the applicable period by (ii) the Beginning Period Average Price. In calculating TSR, all dividends are assumed to have been reinvested in shares on the ex-dividend date. The Committee shall have the authority to make appropriate equitable adjustments to account for extraordinary, unusual and infrequently occurring events and transactions affecting the TSR.
(g)“TSR Peer Companies” means the companies listed on Appendix A.
(h)“TSR Performance Formula” means the formula described in Section 3 above.

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Appendix A
Relative TSR Peer Group
Alphatec Holdings, Inc.
Apyx Medical Corporation
Atrion Corporation
AxoGen, Inc.
BioLife Solutions Inc.
Cerus Corporation
Conformis Inc.
Cryoport, Inc.
Cutera Inc.
Eargo, Inc.
LeMaitre Vascular Inc.
Mesa Laboratories Inc.
NeuroPace Inc.
OrthoPediatrics Corporation
Outset Medical, Inc.
Pulmonx Corporation
Quotient Ltd.
SeaSpine Holdings Corporation
ShockWave Medical, Inc.
Silk Road Medical Inc.
Surmodics Inc.
Tactile Systems Technology Inc.
Vapotherm Inc.
ViewRay, Inc.
Zynex Inc.

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APPENDIX B
SAMPLE PERFORMANCE PERIOD CALCULATION
SAMPLE ASSUMPTIONS:
Date of Grant:    January 1, 2022
Performance Period:     January 1, 2022 to December 31, 2024
Target Number of Restricted Stock Units:     3,000
Maximum Number of Restricted Stock Units:    6,000

SAMPLE PERFORMANCE PERIOD CALCULATION:

	2022	2023	2024	Total
SIBN TSR	-4.9%	29.0%	13.6%
TSR of Median Peer Company	8.1%	6.3%	37.6%
Difference	-12.9%	22.7%	-23.9%

Target # of Shares	1,000	1,000	3,000
TSR Performance Formula	74.2%	145.4%	52.2%

Shares Calculated	742	1,454	1,566

Shares Released	742	1,454	-	2,196

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APPENDIX C
SAMPLE CHANGE IN CONTROL CALCULATION
SAMPLE ASSUMPTIONS:
Date of Grant:    January 1, 2022
Performance Period:     January 1, 2022 to December 31, 2024
Target Number of Restricted Stock Units:     3,000
Maximum Number of Restricted Stock Units:    6,000
Acquisition Date:    July 1, 2023

SAMPLE CHANGE IN CONTROL CALCULATION:

	2022	H1 2023	H2 2023	2024	Total
SIBN TSR	-4.9%	29.0%
Relative TSR Peer Group	8.1%	6.3%
Difference	-12.9%	22.7%

Target # of Shares	1,000	3,000
TSR Performance Formula	74.2%	145.4%

Shares Calculated	742	4,362

CIC Units		4,362 – 742 = 3,620

Shares Released	742	(50%*4,362) – 742 = 1,439	33% * (3,620 – 1,439) = 727	1,454	4,362

Note: Calculation shows award assumed, continued, or substituted for performance period as set forth in Section 5. The remaining CIC Shares not released upon the Change in Control shall be released in equal quarterly increments for the remainder of the Measurement Period. Remaining shares may vest earlier if the Participant’s employment is terminated or if Participant resigns for Good Reason under criteria set forth in Section 5(b). If award is not assumed, continued, or substituted, all CIC shall vest and be released upon change of control as set forth in Section 5(c).

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Attachment II

SI-BONE, Inc.
2018 Equity Incentive Plan
Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement, SI-BONE, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Restricted Stock Unit Award Agreement or the Grant Notice will have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Restricted Stock Units or the delivery of the Company’s Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon the vesting of the Restricted Stock Units, and, to the extent applicable, references in this Restricted Stock Unit Award Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units/shares of Common Stock credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock. Notwithstanding the foregoing, if your Continuous Service terminates as a result of your death or Disability, on such date the Restricted Stock Units with respect to incomplete First or Second Measurement Period(s) will vest the total Target Number of Restricted Stock Units for such Measurement Period(s) and with respect to an incomplete Third Measurement Period will vest 1/3 of the Total Target Number of Restricted Stock Unites as specified in the Grant Notice.
3.Number of Shares. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
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4.Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Restricted Stock Unit Award Agreement. In the absence of such a designation, your legal representative will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.
(a)Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will be accelerated as set forth herein and your executor or administrator of your estate will be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.
(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company’s General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
6.Date of Issuance.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Restricted Stock Unit Award Agreement, in the event one or more Restricted Stock Units vests, then on the Settlement Date the Company will issue to you one (1) share of Common Stock for each vested Restricted Stock Unit subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each Settlement Date determined by this paragraph is referred to as an “Original Issuance Date”.
(b)If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (“Insider Trading Policy”), or (2) on a date when you are
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otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and
(ii)either (1) the Company’s then-effective Insider Trading Policy does not permit sell to cover transactions in satisfaction of applicable Withholding Obligations, (2) a Withholding Obligation does not apply, or (3) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 9 of this Restricted Stock Unit Award Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
7.Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.Award not a Service Contract.
(a)Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Restricted Stock Unit Award Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Award Agreement or the Plan will: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Restricted Stock Unit Award Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time,
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as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Restricted Stock Unit Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Restricted Stock Unit Award Agreement, for any period, or at all, and will not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.
9.Withholding Obligation.
(a)    On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).
(b)    By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Award by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates.
(c)    Unless the Withholding Obligation is satisfied, the Company will have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.
(d)    In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
10.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily
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declined to do so. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
11.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Restricted Stock Unit Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Restricted Stock Unit Award Agreement until such shares are issued to you pursuant to Section 6 of this Restricted Stock Unit Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Restricted Stock Unit Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
12.Notices. Any notice or request required or permitted hereunder will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.Additional Acknowledgements. You hereby consent and acknowledge that:
(a)Receipt of the Award is voluntary and therefore you must accept the terms and conditions of this Award Agreement and Grant Notice as a condition to receipt of this Award. This Award is voluntary and occasional and does not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.
(b)The future value of your Award is unknown and cannot be predicted with certainty. You do not have, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of this Award or diminution in value of this Award and you irrevocably release the Company, its Affiliates and, if applicable, your employer, if different from the Company, from any such claim that may arise.
(c)The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(d)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(e)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
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(f)This Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)All obligations of the Company under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.
14.Clawback. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
15.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
16.Effect on Other Employee Benefit Plans. The value of the Award subject to this Restricted Stock Unit Award Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
17.Severability. If all or any part of this Restricted Stock Unit Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Restricted Stock Unit Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Restricted Stock Unit Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
18.Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's Insider Trading Policy, in effect from time to time.
19.Amendment. This Restricted Stock Unit Award Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Restricted Stock Unit Award Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Restricted Stock Unit Award Agreement, so long as a copy of such
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amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Restricted Stock Unit Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
20.Compliance with Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein will be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award will comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein will be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Notice of Grant or of this Restricted Stock Unit Award Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.
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    This Restricted Stock Unit Award Agreement will be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.
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